SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     NEW CENTURY CAPITAL & CONSULTING CORP.
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               (Exact name of Registrant as specified in charter)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest Reported event) November 17, 2000

         FLORIDA                    0-31269                65-0981179
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(State or other jurisdiction     (Commission             (IRS Employer
     Of incorporation)             File No.)                I.D. No.)


            2505 Boca Raton Blvd. Suite 1A Boca Raton, Florida 33431
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               (Address of principal executive offices) (Zip code)

        Registrant's Telephone Number, including area code (561)367-8565
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Item 4.  Changes in Registrant's Certifying Public Accountant

         a. Pursuant to a meeting of the Company's Board of Directors, the Company chose to engage the accounting firm of Salberg & Co., P.A., as independent accountants for the Company. Weinberg & Co. was the Company's prior certifying public accountant. Scott Salberg, the accountant at Weinberg & Co. who oversaw the Company's audit left to form his own firm. As a result, in order to maintain continuity of its accounting practices, the Company chose to engage the firm of Salberg & Co. P.A.

         B. There has been no disagreements with Weinberg & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope pr procedure or any reportable events.

         C. Weinberg & Co.'s report on the Company's financial statements contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         D. The Company has requested that Weinberg & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Weinberg & Co's letter to the SEC is filed as Exhibit 16 to the Form 8-k.

Item 7   Exhibits

16       Letter re: Change of Certifying Accountant
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

New Century Capital & Consulting Corp.


/s/Mark Colacurcio
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BY:   Mark Colacurcio, president

Dated: This 22nd day of November 2000